UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2011

Commission File No. 0-11178

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH		87-0342734
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:	(801) 566-1200

Utah Medical Products, Inc. (“UTMD” or the “Company”) hereby amends the following items, financial statements, exhibits, or other portions of its Current Report of Form 8-K dated March, 17, 2011, as follows:

Item 9.01 – Financial Statements and Exhibits

(a)               Financial statements of businesses acquired

The following financial statements are included in this Current Report on Form 8-K/A:

i         The audited consolidated financial statements of Femcare Group Limited (Femcare) as of March 31, 2010 and 2009 and for the two years ended March 31, 2010 and consolidated related notes thereto and report of independent auditors are included as Exhibit 99.4

ii        The unaudited condensed consolidated financial statements of Femcare as of December 31, 2010 and for the nine months ended December 31, 2010 and 2009 and consolidated notes thereto are included as Exhibit 99.5

(b)              Pro forma financial information

The following unaudited pro forma combined condensed consolidated financial statements are included in Exhibit 99.6 to this Current Report on Form 8-K/A:

i.        Unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2010

ii.      Unaudited pro forma combined condensed consolidated statement of operations for the year ending December 31, 2010

iii.      Notes to the unaudited pro forma combined condensed financial statements

       (d)    Exhibits
Exhibit #	SEC Reference #	Title of Document
1	10
Agreement Relating to the sale and purchase of the whole of the issued share capital of Femcare Group Limited dated 18 March 2011 (incorporated by reference from the Company’s report on Form 8-K filed with the Commission on March 23, 2011).

2	10
Credit Agreement dated as of March 17, 2011 among Utah Medical Products, Inc., as Borrower, and JPMorgan Chase Bank, N.A., as Lender (incorporated by reference from the Company’s report on Form 8-K filed with the Commission on March 23, 2011).

3	10
Facility Agreement dated 18 March 2011 for Femcare Group Limited as Borrower with JPMorgan Chase Bank, N.A., London Branch as Lender (incorporated by reference from the Company’s report on Form 8-K filed with the Commission on March 23, 2011).

4	99	Audited consolidated financial statements of Femcare Group Limited (Femcare) as of March 31, 2010 and 2009 and for the two years ended March 31, 2010 and consolidated related notes thereto
5	99	Unaudited condensed consolidated financial statements of Femcare as of December 31, 2010 and for the nine months ended December 31, 2010 and 2009 and consolidated notes thereto
6	99
Unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2010 and unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 06/03/2011	By:	s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO